Exhibit 10.7
SWAP TRANSACTION CONFIRMATION

Date:	February 13, 2007

To:	Volkswagen Auto Loan Enhanced Trust 2007-1 (“Party B”)
c/o Deutsche Bank Trust Company Delaware, as Owner Trustee
1011 Centre Road, 2nd Floor
Wilmington, Delaware 19805
Attention: Elizabeth Ferry
Telephone:
Facsimile: (302) 636-3399

From:	HSBC Bank USA, National Association (“Party A”) 452 5th Avenue New York, NY 10018 Attention: Christian McGreevy Telephone: 212-525-8710 Facsimile: 212-525-5517

Ref. No.	463011HN
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in (i) the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc, and (ii) the Sale and Servicing Agreement dated as of February 13, 2007 (the “Sale and Servicing Agreement”) between Party B, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. and Citibank, N.A. relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD 283,571,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate Note Balance of the Class A-4 Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate Note Balance of the Class A-4 Notes will be determined using the Servicer Certificate issued on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the Note Balance of the Class A-4 Notes reflected in such Servicer Certificate).

Initial Calculation Period:	February 13, 2007 to but excluding March 20, 2007.

Term:

Trade Date:	February 6, 2007

Effective Date:	February 13, 2007

Termination Date:	The earlier of (i) July 22, 2013 and (ii) the date on which the Note Balance of the Class A-4 Notes is reduced to zero.

Fixed Amounts:

Fixed Rate Payer:	Party B

Calculation Period End Dates:	Monthly on the 20th of each month, commencing March 20, 2007, through and including the Termination Date.

Payment Dates:	Monthly on the 20th of each month, commencing March 20, 2007, through and including the Termination Date.

Business Day Convention:	Following

Business Day:	Principal place of business of Party A, New York, Delaware and Michigan

Fixed Rate:	5.1470%

Fixed Rate Day Count Basis:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Calculation Period End Dates:	Monthly on the 20th of each month, commencing March 20, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Payment Dates:	Monthly on the 20th of each month, commencing March 20, 2007, through and including the Termination Date.

Business Day Convention:	Following

Business Day:	Principal place of business of Party A, New York, Delaware and Michigan

For Payment Dates:

For Reset Dates:

For the determination of the Floating Rate:	London

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count:

Basis:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable
3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As specified in the Agreement

Payments to Party A:	HSBC Bank USA, National Association ABA # 021-001-088 For Credit to Department 299 A/C: 000-04929-8 HSBC Derivative Products Group

Payments to Party B:	Volkswagen Auto Loan Enhanced Trust 2007-1 Collection Account, AC #106348

Deposits to the Collection Account shall be made via fed wire in accordance with the instructions below:

Citibank, N.A. ABA: 021-000-089 Account: 3617-2242 Ref: VW 2007-1 Collection Account 106348
4. Documentation
This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of February 13, 2007 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION

By: Name:	/s/ Antonia Landgraf Antonia Landgraf
Title:	Assistant Vice President

Accepted and confirmed as of the date first above written:

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2007-1
By: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ Michele HY Voon

Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Susan Barstock

Name:	Susan Barstock
Title:	Attorney-in-fact